UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 10, 2010
Date of Report (Date of earliest event reported)
ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32740 (Commission File Number)	30-0108820 (IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Acquisition of General Partner of Regency Energy Partners LP
     As previously reported on May 11, on May 10, 2010, Energy Transfer Equity, L.P. (“ETE”) and its wholly-owned subsidiary ETE GP Acquirer LLC (“ETE Acquirer”) entered into a General Partner Purchase Agreement (the “GP Purchase Agreement”) with Regency GP Acquirer, L.P. (“Regency Acquirer”) to acquire a 100% equity interest in the general partner entities of Regency Energy Partners LP (“Regency”). In exchange, ETE will issue to Regency Acquirer 3,000,000 newly issued Series A Convertible Preferred Units (the “Preferred Units”).
     Regency Acquirer, an affiliate of GE Energy Financial Services, Inc. (“GE EFS”), owns, directly or indirectly, all of the outstanding partnership interests in Regency GP LP (“RGPLP”), which is the general partner of Regency, and all of the outstanding membership interests in Regency GP LLC (“RGPLLC”), the general partner of RGPLP. Regency is a publicly-traded Delaware limited partnership engaged in the gathering, processing, contract compression and transportation of natural gas and natural gas liquids. RGPLP owns a 2.0% general partner interest and 100% of the incentive distribution rights in Regency.
     The Preferred Units will be issued in a private placement, relying on Section 4(2) of the Securities Act of 1933, as amended, at a stated price of $100 per unit and will be entitled to a preferential cash distribution of $2.00 per fiscal quarter. The Preferred Units will automatically convert on the fourth anniversary of the date of issuance into an amount of ETE common units equal in value to the issue price plus any accrued but unpaid distributions plus a specified premium equal to the lesser of 10% of the issue price plus any accrued but unpaid distributions or a premium derived from 25% of the accretion in the trading price of ETE common units subsequent to the date of issuance of the Preferred Units. ETE may choose, at its sole option, to pay 50% of the conversion consideration (based on the issue price plus any accrued but unpaid distributions) in cash. After the third anniversary of the date of issuance of the Preferred Units, ETE may elect to redeem all, but not less than all, of the Preferred Units for ETE common units or an amount in cash equal to the issue price plus a premium paid out in common units, equal to the greater of 10% of the issue price plus any accrued but unpaid distributions or a premium derived from 25% of the accretion in the trading price of ETE common units subsequent to the date of issuance. GE EFS also has certain rights to force ETE to redeem or convert the outstanding Preferred Units for specified consideration upon the occurrence of certain extraordinary events involving ETE or Energy Transfer Partners, L.P. (“ETP”). Holders of the Preferred Units have no voting rights, except that approval of a majority of the Preferred Units is needed to approve any amendment to ETE’s Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) that would result in (i) any increase in the size of the class of Preferred Units, (ii) any alteration or change to the rights, preferences, privileges, duties, or obligations of the Preferred Units or (iii) any other matter that would adversely affect the rights or preferences of the Preferred Units, including in relation to other classes of ETE partnership interests. The Preferred Units will be issued in accordance with Amendment No. 3 (the “Third Amendment”) to the Partnership Agreement, which will be adopted by LE GP, LLC, the general partner of ETE (the “General Partner”), in connection with the closing of the transactions contemplated by the GP Purchase Agreement.
     The GP Purchase Agreement contains customary representations, warranties and covenants between the parties, which include Regency continuing to operate its business in the ordinary course in all material respects until the closing of the transaction. Closing of the transactions contemplated by the GP Purchase Agreement is also conditioned on receipt of amendments and/or waivers of certain provisions of ETE’s credit facility, the satisfaction or waiver of all closing conditions to the closing of the transactions contemplated by the Redemption Agreement described under “Redemption and Exchange Agreement” below and the Contribution Agreement described under ‘Contribution Agreement” below, and certain other customary closing conditions.
     At the closing of the transactions contemplated by the GP Purchase Agreement, ETE, ETP, and Regency will adopt policies relating to conflicts of interest among ETP, ETE, Enterprise GP Holdings L.P., and Regency (the “Conflicts Policy”). The Conflicts Policy will address (i) standards for independence and separateness of the Boards of Directors of the general partners of ETE, ETP and Regency, (ii) approval by

Conflicts Committees of the respective Boards of Directors in the event of a material transaction between either ETP or ETE, on the one hand, and Regency, on the other hand, (iii) procedures to prevent the sharing of commercially sensitive information between either ETP or ETE, on the one hand, and Regency, on the other hand, and (iv) procedures for the apportionment of business opportunities between ETP and Regency.
     In addition, in connection with the GP Purchase Agreement, it is anticipated that ETE will grant certain management rights to an affiliate of GE EFS with respect to Regency. In particular, an affiliate of GE EFS will have the authority, so long as GE EFS and its affiliates continue to maintain certain ownership thresholds in Regency common units, to appoint up to two directors to the board of directors of RGPLLC, or alternatively, to appoint up to two board observers. It is also anticipated that Kelcy Warren and Enterprise GP Holdings, L,P., as the collective owners of approximately 81.2% of the membership interests of the General Partner, will grant Regency Acquirer the right to appoint one director to the board of directors of the General Partner, or, alternatively, to appoint one board observer, for so long as Regency Acquirer and its affiliates maintain certain ownership thresholds of the Preferred Units.
     A copy of the GP Purchase Agreement, including a form of the Third Amendment as Annex A, is attached hereto as Exhibit 2.1, which is incorporated by reference into this Item 1.01. The foregoing summaries of the GP Purchase Agreement and the Third Amendment does not purport to be complete and are qualified in their entirety by reference to Exhibit 2.1 hereto.
Redemption and Exchange Agreement
     Also on May 10, 2010, ETP and ETE entered into a Redemption and Exchange Agreement (the “Redemption Agreement”) whereby ETP has agreed to transfer the membership interests in ETC Midcontinent Express Pipeline III, L.L.C. (“ETC III”) to ETE. ETC III owns a 49.9% membership interest in Midcontinent Express Pipeline, LLC (“MEP”), ETP’s joint venture with Kinder Morgan Energy Partners, L.P. that owns and operates the Midcontinent Express Pipeline. In exchange for the membership interests in ETC III, ETP will receive and redeem 12,273,830 ETP common units that are currently owned by ETE. The consideration payable under the Redemption Agreement is subject to purchase price adjustment, payable in cash, based on changes in the working capital and long-term debt levels of MEP from those as of January 1, 2010 and any capital expenditures made by MEP after January 1, 2010.
     The Redemption Agreement also provides ETE with an option to acquire (the “Option”) the membership interests in ETC Midcontinent Express Pipeline II, L.L.C. (“ETC II”). ETC II owns a 0.1% membership in MEP. The Option may not be exercised until one year and one day following the consummation of the transactions contemplated by the Redemption Agreement.
     The Redemption Agreement contains customary representations, warranties and covenants between the parties, which include ETP managing ETC III in a manner such that MEP will operate its business in the ordinary course in all material respects until the closing of the transaction. Closing of the transactions contemplated by the Redemption Agreement is expected to occur within 30 days and is also conditioned on the consummation of the transaction contemplated by the GP Purchase Agreement, receipt of certain amendments and/or waivers of certain provisions of ETE’s, ETP’s and Regency’s respective credit facilities, as well as certain other customary closing conditions. In addition to customary termination provisions, ETE may terminate the Redemption Agreement if the GP Purchase Agreement has been terminated in accordance with its terms.
     A copy of the Redemption Agreement is attached hereto as Exhibit 2.2, which is incorporated by reference into this Item 1.01. The foregoing summary of the Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.2 hereto.
Contribution Agreement
     On May 10, 2010, ETE entered into a Contribution Agreement (the “Contribution Agreement”) with Regency and Regency Midcontinent Express LLC. Pursuant to the Contribution Agreement, immediately following the consummation of the transactions contemplated by the Redemption Agreement, ETE will contribute the membership interests in ETC III and assign its rights under the Option to Regency Midcontinent Express LLC in exchange for 26,266,791 newly issued Regency common units. The consideration payable under the Contribution Agreement is subject to a purchase price adjustment consistent with the purchase price adjustment under the Redemption Agreement.
     The Contribution Agreement contains customary representations, warranties and covenants between the parties, which include Regency continuing to operate in the ordinary course in all material respects until the closing of the transaction. Closing of the transactions contemplated by the Contribution Agreement is expected to occur within 30 days and is conditioned on the receipt of amendments and/or waivers of certain provisions of ETE’s and ETP’s respective credit facilities, as well as certain other customary closing conditions. Any party may terminate the Contribution Agreement if the Redemption Agreement has been terminated, and ETE may terminate the Contribution Agreement if the GP Purchase Agreement has been terminated.
      A copy of the Contribution Agreement is attached hereto as Exhibit 2.3, which is incorporated by reference into this Item 1.01. The foregoing summary of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.3 hereto.
Item 3.02. Unregistered Sales of Equity Securities.
     The information included in Item 1.01 above under the heading “General Partner Purchase Agreement” is incorporated by reference into this Item 3.02.
Item 7.01. Regulation FD Disclosure.
     The information included in Item 1.01 above is incorporated by reference into this Item 7.01.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit
Exhibit 2.1*	General Partner Purchase Agreement, dated May 10, 2010, by and among Regency GP Acquirer, L.P., Energy Transfer Equity, L.P. and ETE GP Acquirer LLC.

Exhibit 2.2*	Redemption and Exchange Agreement, dated May 10, 2010, by and among Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

Exhibit 2.3*	Contribution Agreement, dated May 10, 2010, by and among Energy Transfer Equity, L.P., Regency Energy Partners LP and Regency Midcontinent Express LLC.

*	Pursuant to the rules of the Commission, the remaining schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010	ENERGY TRANSFER EQUITY, L.P. By: LE GP, LLC its general partner
/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of the Exhibit
Exhibit 2.1*	General Partner Purchase Agreement, dated May 10, 2010, by and among Regency GP Acquirer, L.P., Energy Transfer Equity, L.P. and ETE GP Acquirer LLC.

Exhibit 2.2*	Redemption and Exchange Agreement, dated May 10, 2010, by and among Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

Exhibit 2.3*	Contribution Agreement, dated May 10, 2010, by and among Energy Transfer Equity, L.P., Regency Energy Partners LP and Regency Midcontinent Express LLC.

*	Pursuant to the rules of the Commission, the remaining schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.